Blue Owl Capital Inc. Fourth Quarter 2024 Earnings February 6, 2025

2 About Blue Owl Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives. With over $250 billion in assets under management as of December 31, 2024, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Assets. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation. Together with over 1,100 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not sum due to rounding. Disclosures

3 Disclosures Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slides in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Fitch, Moody's and Standard & Poor’s Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Copyright© Blue Owl Capital Inc. 2025. All rights reserved.

Blue Owl Overview

With over $250 billion of assets under management, Blue Owl is a leading asset manager that is redefining alternatives.

Investment Platforms

Credit

- Financing partner of choice for private companies across the direct lending and alternative credit markets
- Demonstrated ability to source proprietary investment opportunities with $143 billion in gross originations since inception
- Complementary Credit strategies include Investment Grade Credit, Liquid Credit, Healthcare Opportunities, and Strategic Equity

$135.7B	Assets Under Management
685+	Deals Closed
140+	Unique Sponsors Closed Deals in Direct Lending Since Inception

GP Strategic Capital

- Provides innovative minority equity and financing solutions to private capital managers
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 90 equity and debt transactions since inception

$66.0B	Assets Under Management
10+	Year Track Record
60+	Partnerships Since Inception

Real Assets

- Flexible and bespoke capital solutions to investment grade and creditworthy tenants and borrowers
- Ability to invest up and down the capital structure, in public and private investments, at varying costs of capital
- A leader in net lease; demonstrated performance across market cycles has led to robust support and repeat business from industry-leading partners

$49.4B	Assets Under Management
2,150+	Equity Assets Owned
165+	Tenant Relationships/ Partnerships

As of December 31, 2024. Past performance is not a guarantee of future results.

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5 Fourth Quarter 2024 Highlights Financial Results • GAAP Net Income of $20.7 million, or $0.03 per basic and $0.03 per diluted Class A Share • Fee-Related Earnings of $340.3 million, or $0.23 per Adjusted Share • Distributable Earnings of $315.2 million, or $0.21 per Adjusted Share Capital Metrics • AUM of $251.1 billion, up 52% since December 31, 2023 ◦ FPAUM of $159.8 billion, up 56% since December 31, 2023 ◦ Permanent Capital of $191.5 billion, up 47% since December 31, 2023 ◦ AUM Not Yet Paying Fees of $22.6 billion, reflecting expected annual management fees of over $300 million once deployed • New Capital Commitments Raised of $18.1 billion ($9.5 billion new equity capital) in the quarter • FPAUM Raised and Deployed of $9.2 billion in the quarter Corporate For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27. • Annual Dividend of $0.90 per Class A Share announced for 2025, up 25% from 2024 ◦ Dividend of $0.18 per Class A Share declared for the fourth quarter • IPI Acquisition closed on January 3, 2025, with approximately $14.2 billion and $10.7 billion of AUM and FPAUM, respectively.

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 4Q'24	4Q'23	% Change	Year Ended 4Q'24	4Q'23	% Change
GAAP Revenues						
Credit (including Part I Fees of $135,503, $110,073, $518,981 and $381,576)	$ 350,273	$ 249,285	41%	$ 1,234,594	$ 899,902	37%
GP Strategic Capital (including Part I Fees of $2,077, $1,850, $8,878 and $5,770)	152,329	128,314	19%	571,721	504,974	13%
Real Assets	54,501	32,979	65%	187,749	122,365	53%
Management Fees, Net	557,103	410,578	36%	1,994,064	1,527,241	31%
Administrative, Transaction and Other Fees	69,675	80,342	(13%)	294,267	200,746	47%
Performance Revenues	4,583	3,115	47%	7,096	3,621	96%
GAAP Revenues	**631,361**	**494,035**	**28%**	**2,295,427**	**1,731,608**	**33%**
GAAP Expenses						
Compensation and Benefits	294,482	250,767	17%	1,017,483	870,642	17%
Amortization of Intangible Assets	76,653	56,809	35%	258,256	300,341	(14%)
General, Administrative and Other Expenses	121,396	69,708	74%	412,931	242,809	70%
GAAP Expenses	**492,531**	**377,284**	**31%**	**1,688,670**	**1,413,792**	**19%**
GAAP Results						
GAAP Net Income Attributable to Blue Owl Capital Inc.	**20,743**	**18,058**	**15%**	**109,584**	**54,343**	**102%**
Earnings per Class A Share						
Basic	$ 0.03	$ 0.04		$ 0.20	$ 0.12	
Diluted	$ 0.03	$ 0.03		$ 0.20	$ 0.10	
Supplemental Information						
Credit	$ 403,161	$ 320,928	26%	$ 1,462,091	$ 1,055,715	38%
GP Strategic Capital	162,695	133,685	22%	613,755	536,796	14%
Real Assets	65,505	39,422	66%	219,581	139,097	58%
GAAP Revenues	631,361	494,035	28%	2,295,427	1,731,608	33%
GAAP Margin	12 %	17 %		20 %	14%	
Management Fees as % from Permanent Capital	90%	92%		91%	92%	

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7 Historical Trends (GAAP) • GAAP Management Fees of $1,994.1 million for the year, increased 31% compared to prior year • GAAP Consolidated Net Income of $420.4 million for the year, compared to $220.8 million in the prior year • GAAP Net Income Attributable to Class A Shares of $109.6 million for the year, compared to $54.3 million in the prior year GAAP Management Fees Net Income Attributable to Class A SharesConsolidated Net Income (dollars in millions) (dollars in millions) (dollars in millions) $410.6 $557.1 $1,527.2 $1,994.1 4Q'23 4Q'24 FY'23 FY'24 $18.1 $20.7 $54.3 $109.6 4Q'23 4Q'24 FY'23 FY'24 $81.2 $71.1 $220.8 $420.4 4Q'23 4Q'24 FY'23 FY'24

8 FY'24 - Earnings Growth DEFRE Revenue 31% Growth FRE 26% Growth 22% Growth 15th consecutive quarter of both FRE management fee and FRE sequential growth (dollars in millions) 1,660.5 2,170.6 FY'23 FY'24 927.8 1,129.2 FY'23 FY'24 997.7 1,253.4 FY'23 FY'24 (dollars in millions) (dollars in millions) For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 4Q'24	4Q'23	% Change	Year Ended 4Q'24	4Q'23	% Change
FRE Revenues						
Credit (including Part I Fees of $135,503, $110,073, $518,981 and $381,576)	$ 350,273	$ 249,285	41%	$ 1,234,594	$ 899,902	37%
GP Strategic Capital (including Part I Fees of $2,077, $1,850, $8,878 and $5,770)	163,446	138,974	18%	615,274	545,832	13%
Real Assets	54,501	32,979	65%	187,749	122,365	53%
FRE Management Fees, Net	568,220	421,238	35%	2,037,617	1,568,099	30%
FRE Administrative, Transaction and Other Fees	23,288	46,295	(50%)	126,259	91,084	39%
FRE Performance Revenues	4,174	1,276	227%	6,687	1,276	424%
FRE Revenues	**595,682**	**468,809**	**27%**	**2,170,563**	**1,660,459**	**31%**
FRE Expenses						
FRE Compensation and Benefits	162,093	131,854	23%	620,877	467,272	33%
FRE General, Administrative and Other Expenses	83,016	51,996	60%	260,248	184,780	41%
FRE Expenses	**245,109**	**183,850**	**33%**	**881,125**	**652,052**	**35%**
Fee-Related Earnings	**340,331**	**279,392**	**22%**	**1,253,366**	**997,717**	**26%**
Distributable Earnings	**315,177**	**262,285**	**20%**	**1,129,248**	**927,838**	**22%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.23	$ 0.20		$ 0.86	$ 0.70	
Distributable Earnings per Adjusted Share	$ 0.21	$ 0.18		$ 0.77	$ 0.65	
Supplemental Information						
Credit	$ 373,104	$ 295,372	26%	$ 1,355,238	$ 986,744	37%
GP Strategic Capital	165,375	140,388	18%	622,427	551,076	13%
Real Assets	57,203	33,049	73%	192,898	122,639	57%
FRE Revenues	595,682	468,809	27%	2,170,563	1,660,459	31%
FRE Margin	59 %	61 %		59 %	61 %	
FRE Management Fees as % from Permanent Capital	90%	92%		91%	92%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

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10 Historical Trends (Non-GAAP) • FRE Management Fees of $2,037.6 million for the year, increased 30% compared to prior year • Fee-Related Earnings of $1,253.4 million for the year, increased 26% compared to prior year • Distributable Earnings of $1,129.2 million for the year, increased 22% compared to prior year FRE Management Fees Distributable EarningsFee-Related Earnings (dollars in millions) (dollars in millions) (dollars in millions) $262.3 $315.2 $927.8 $1,129.2 4Q'23 4Q'24 FY'23 FY'24 $279.4 $340.3 $997.7 $1,253.4 4Q'23 4Q'24 FY'23 FY'24 $421.2 $568.2 $1,568.1 $2,037.6 4Q'23 4Q'24 FY'23 FY'24 For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

11 Assets Under Management • AUM of $251.1 billion, increased 52% since December 31, 2023 ◦ The increase was primarily driven by the Kuvare, Prima and Atalaya Acquisitions, as well as capital raised, change in debt and appreciation across the business • FPAUM of $159.8 billion, increased 56% since December 31, 2023 ◦ The increase was primarily driven by the Kuvare, Prima and Atalaya Acquisitions, as well as capital raised across the business and deployment in Credit • Permanent Capital of $191.5 billion, increased 47% since December 31, 2023 ◦ Permanent capital generated 91% of management fees during the year • AUM Not Yet Paying Fees totaled $22.6 billion, reflecting expected annual FRE management fees of over $300 million once deployed AUM Fee-Paying AUM Permanent Capital Credit GP Strategic Capital Real Assets (dollars in billions) (dollars in billions) (dollars in billions) $138.2 $165.7 $251.1 $68.6 $84.6 $135.7 $48.5 $54.2 $66.0 $21.1 $26.9 $49.4 4Q'22 4Q'23 4Q'24 $88.8 $102.7 $159.8 $49.0 $57.1 $91.0 $28.8 $31.1 $37.3 $11.0 $14.5 $31.5 4Q'22 4Q'23 4Q'24 $110.7 $130.1 $191.5 $52.5 $64.3 $106.3 $48.5 $54.2 $65.5 $9.6 $11.6 $19.6 4Q'22 4Q'23 4Q'24

12 Fundraising • Total Fundraise of $9.5 billion during the quarter was driven by $4.3 billion in Credit, $3.2 billion in GP Strategic Capital and $1.9 billion in Real Assets • Private Wealth Fundraise of $3.9 billion during the quarter was primarily driven by products from the direct lending strategy in Credit, products from the GP minority stakes strategy in GP Strategic Capital and products from the net lease strategy in Real Assets ◦ Private Wealth Fundraise of $13.7 billion during the year • Institutional Fundraise of $5.6 billion during the quarter was primarily driven by products from the direct lending strategy in Credit, products from the GP minority stakes strategy in GP Strategic Capital and products from the net lease strategy in Real Assets ◦ Institutional Fundraise of $13.8 billion during the year Total Fundraise (dollars in billions) $6.2 $9.5 $15.8 $27.5 $2.5 $4.3 $8.1 $13.9 $2.6 $3.2 $3.2 $8.7 $1.1 $1.9 $4.4 $4.9 Credit GP Strategic Capital Real Assets 4Q'23 4Q'24 FY'23 FY'24

13 Credit Platform • AUM of $135.7 billion, increased 60% since December 31, 2023 ◦ The increase was primarily driven by the Kuvare and Atalaya Acquisitions, as well as capital raised and change in debt in products from the direct lending strategy. • FPAUM of $91.0 billion, increased 59% since December 31, 2023 ◦ The increase was primarily driven by the Kuvare and Atalaya Acquisitions, as well as capital raised in products from the direct lending strategy and deployment across the platform • Direct Originations during the quarter were $13.4 billion with net deployment of $2.1 billion ◦ Direct Originations for the year were $52.0 billion with net deployment of $16.6 billion • AUM Not Yet Paying Fees totaled $16.4 billion, reflecting expected annual management fees of $238 million once deployed • Direct Lending Gross Returns(1) of 3.1% for 4Q'24 and 13.9% for 2024 AUM (dollars in billions) (dollars in billions) Fee-Paying AUM Note 1. Gross and net returns are represented by a composite comprised of Credit products within the direct lending investment strategies reported in the Blue Owl quarterly report on Form 10-Q for the quarter ended September 30, 2024. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for aforementioned Credit products were 2.2% for 4Q'24 and 10.0% for 2024. $68.6 $84.6 $135.7 4Q'22 4Q'23 4Q'24 $49.0 $57.1 $91.0 4Q'22 4Q'23 4Q'24

14 Note 1. Net IRR since inception as of December 31, 2024 for Blue Owl GP Stakes III, Blue Owl GP Stakes IV and Blue Owl GP Stakes V was 22.4%, 38.7% and 18.8%, respectively. GP Strategic Capital Platform • AUM of $66.0 billion, increased 22% since December 31, 2023 ◦ The increase was primarily driven by capital raised in our sixth flagship minority equity stakes product and appreciation across the platform • FPAUM of $37.3 billion, increased 20% since December 31, 2023 ◦ The increase was primarily driven by capital raised in our sixth flagship minority equity stakes product • AUM Not Yet Paying Fees totaled $1.6 billion, reflecting expected annual management fees of $24 million once deployed • Gross IRR Since Inception as of December 31, 2024(1) ◦ Blue Owl GP Stakes III: 29.1% ◦ Blue Owl GP Stakes IV: 58.8% ◦ Blue Owl GP Stakes V: 35.9% AUM Fee-Paying AUM $48.5 $54.2 $66.0 4Q'22 4Q'23 4Q'24 $28.8 $31.1 $37.3 4Q'22 4Q'23 4Q'24 (dollars in billions)(dollars in billions)

Real Assets Platform

- **AUM** of $49.4 billion, increased 84% since December 31, 2023
  - The increase was primarily driven by the Prima and Kuvare Acquisitions, as well as capital raised in our real estate investment trust, European net lease product and sixth vintage drawdown product
- **FPAUM** of $31.5 billion, increased 117% since December 31, 2023
  - The increase was primarily driven by the Prima and Kuvare Acquisitions, capital raised in our real estate investment trust and capital raised and deployed in our sixth vintage drawdown product
- **AUM Not Yet Paying Fees** totaled $4.6 billion, reflecting expected annual management fees of $40 million once deployed
- **Real Assets Gross Returns**[1] of (0.1)% for 4Q'24 and 4.0% for 2024


AUM
(dollars in billions)
$21.1
$26.9
$49.4
4Q'22
4Q'23
4Q'24


Fee-Paying AUM
(dollars in billions)
$11.0
$14.5
$31.5
4Q'22
4Q'23
4Q'24

Note 1. Gross and net returns are represented by a composite comprised of Real Assets products reported in the Blue Owl quarterly report on Form 10-Q for the quarter ended September 30, 2024. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for the aforementioned Real Assets products were (0.1)% for 4Q'24 and 2.9% for 2024.

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Supplemental Information

17 As of December 31, 2024, the average maturity of the Company's outstanding notes is ~10 years. Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes borrowings under the Revolving Credit Facility. Supplemental Liquidity Metrics Credit Ratings BBB+ Baa2 Fitch Moody's BBB S&P Total Debt ($M) Available Liquidity ($M) 3.8% Cost of Debt(1) $759 $152 $1,586 Revolving Credit Facility Cash and Cash Equivalents $2,640 $1,000 $700 $400 $350 $60 $130 Revolving Credit Facility 2028 Unsecured Notes 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes 2034 Unsecured Notes $1.7B Available Liquidity

18 As of December 31, 2024, AUM not yet paying fees totaled $22.6 billion, reflecting expected annual management fees of over $300 million once deployed. FPAUM to AUM Bridge $51.2 $71.6 $28.6 $159.8 $251.1 $91.0 $16.4 $6.5 $21.9 $135.7 $37.3 $6.8 $20.2 $66.0 $31.5 $4.6 $13.2 $49.4 $22.6 $13.4 $55.3 Credit GP Strategic Capital Real Assets FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM $0.1 $1.6 Figures may not sum due to rounding. (dollars in billions)

19 AUM and FPAUM Rollforwards Three Months Ended December 31, 2024 Twelve Months Ended December 31, 2024 (dollars in millions) Credit GP Strategic Capital Real Assets Total Credit GP Strategic Capital Real Assets Total AUM Beginning Balance $ 128,443 $ 62,027 $ 44,113 $ 234,583 $ 84,632 $ 54,199 $ 26,856 $ 165,687 Acquisitions — — — — 27,803 — 15,174 42,977 New capital raised 4,344 3,247 1,909 9,500 13,940 8,679 4,888 27,507 Change in debt 4,522 — 3,435 7,957 12,733 500 4,131 17,364 Distributions (2,618) (1,041) (536) (4,195) (7,294) (2,430) (1,743) (11,467) Change in value / other 1,019 1,802 453 3,274 3,896 5,087 68 9,051 Ending Balance $ 135,710 $ 66,035 $ 49,374 $ 251,119 $ 135,710 $ 66,035 $ 49,374 $ 251,119 FPAUM Beginning Balance $ 89,301 $ 35,116 $ 29,765 $ 154,182 $ 57,074 $ 31,075 $ 14,547 $ 102,696 Acquisitions — — — — 22,841 — 13,483 36,324 New capital raised / deployed 3,944 3,182 2,064 9,190 15,294 7,315 5,347 27,956 Fee basis step down — (389) — (389) — (389) — (389) Distributions (2,265) (578) (536) (3,379) (6,590) (676) (1,828) (9,094) Change in value / other (23) 6 207 190 2,338 12 (49) 2,301 Ending Balance $ 90,957 $ 37,337 $ 31,500 $ 159,794 $ 90,957 $ 37,337 $ 31,500 $ 159,794

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 4Q'24	Quarter Ended 4Q'23	Year Ended 4Q'24	Year Ended 4Q'23
Revenues				
Management fees, net (includes Part I Fees of $137,580, $111,923, $527,859 and $387,346)	$ 557,103	$ 410,578	$ 1,994,064	$ 1,527,241
Administrative, transaction and other fees	69,675	80,342	294,267	200,746
Performance revenues	4,583	3,115	7,096	3,621
Total Revenues, Net	**631,361**	**494,035**	**2,295,427**	**1,731,608**
Expenses				
Compensation and benefits	294,482	250,767	1,017,483	870,642
Amortization of intangible assets	76,653	56,809	258,256	300,341
General, administrative and other expenses	121,396	69,708	412,931	242,809
Total Expenses	**492,531**	**377,284**	**1,688,670**	**1,413,792**
Other Loss				
Net gains (losses) on investments	(7,832)	1,788	1,713	4,203
Interest and dividend income	11,417	6,095	42,172	22,176
Interest expense	(32,593)	(18,488)	(121,894)	(75,696)
Change in TRA liability	2,190	(9,843)	7,080	(1,656)
Change in warrant liability	(20,350)	(10,500)	(38,300)	(14,050)
Change in earnout liability	(17,589)	(1,497)	(28,300)	(6,409)
Total Other Loss	(64,757)	**(32,445)**	(137,529)	**(71,432)**
Income Before Income Taxes	**74,073**	**84,306**	**469,228**	**246,384**
Income tax expense	3,018	3,114	48,782	25,608
Consolidated Net Income	**71,055**	**81,192**	**420,446**	**220,776**
Net income attributable to noncontrolling interests	(50,312)	(63,134)	(310,862)	(166,433)
Net Income Attributable to Blue Owl Capital Inc.	**$ 20,743**	**$ 18,058**	**$ 109,584**	**$ 54,343**
Net Income Attributable to Class A Shares	$ 20,743	$ 18,058	$ 109,584	$ 54,343
Earnings per Class A Share				
Basic	$ 0.03	$ 0.04	$ 0.20	$ 0.12
Diluted	$ 0.03	$ 0.03	$ 0.20	$ 0.10
Weighted-Average Class A Shares				
Basic	601,371,075	470,778,348	549,005,214	463,233,832
Diluted	1,517,564,451	488,297,785	558,426,153	478,008,915

21

22 Quarter Ended (dollars in thousands, except per share data) 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 GAAP Revenues Management Fees, Net $ 557,103 $ 523,309 $ 465,754 $ 447,898 $ 410,578 Administrative, Transaction and Other Fees 69,675 77,289 83,906 63,397 80,342 Performance Revenues 4,583 280 188 2,045 3,115 GAAP Revenues 631,361 600,878 549,848 513,340 494,035 GAAP Expenses Compensation and Benefits 294,482 271,107 227,103 224,791 250,767 Amortization of Intangible Assets 76,653 68,674 56,734 56,195 56,809 General, Administrative and Other Expenses 121,396 121,329 93,458 76,748 69,708 GAAP Expenses 492,531 461,110 377,295 357,734 377,284 GAAP Results GAAP Net Income Attributable to Blue Owl Capital Inc. 20,743 29,805 33,945 25,091 18,058 Earnings per Class A Share Basic $ 0.03 $ 0.05 $ 0.06 $ 0.05 $ 0.04 Diluted $ 0.03 $ 0.04 $ 0.06 $ 0.04 $ 0.03 GAAP Results Summary (Unaudited)

23 Quarter Ended (dollars in thousands, except per share data) 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 FRE Revenues FRE Management Fees, Net $ 568,220 $ 534,425 $ 476,414 $ 458,558 $ 421,238 FRE Administrative, Transaction and Other Fees 23,288 33,622 43,404 25,945 46,295 FRE Performance Revenues 4,174 280 188 2,045 1,276 FRE Revenues 595,682 568,327 520,006 486,548 468,809 FRE Expenses FRE Compensation and Benefits 162,093 171,916 148,202 138,666 131,854 FRE General, Administrative and Other Expenses 83,016 59,188 65,673 52,371 51,996 FRE Expenses 245,109 231,104 213,875 191,037 183,850 Fee-Related Earnings 340,331 326,862 296,475 289,698 279,392 Distributable Earnings 315,177 301,007 272,965 240,099 262,285 Adjusted Per Share Information Fee-Related Earnings per Adjusted Share $ 0.23 $ 0.22 $ 0.21 $ 0.20 $ 0.20 Distributable Earnings per Adjusted Share $ 0.21 $ 0.20 $ 0.19 $ 0.17 $ 0.18 Non-GAAP Results Summary (Unaudited) For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

24 Non-GAAP and Other Measures GAAP Margin Calculated as income before income taxes, divided by total revenues. Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. FRE performance revenues refers to the GAAP performance revenues that are measured and eligible to be received on a recurring basis and not dependent on realization events from the underlying investments. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings; amortization of acquisition-related earnouts; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments; net losses on retirement of debt; interest and dividend income; interest expense; changes in TRA, warrant and earnout liabilities; and taxes. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions. FRE revenues and FRE expenses also exclude DE performance revenues and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact to our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period. DE performance revenues refers to GAAP performance revenues that are not FRE performance revenues. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, DE performance revenues and related compensation, interest and dividend income, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. FRE Margin FRE Margin is a supplemental non-GAAP measure that equals Fee-Related Earnings before net (income) loss allocated to noncontrolling interests, divided by FRE revenues. Management believes that FRE Margin can be useful as a supplemental performance measure used to make operating decisions and assess our core operating results. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future), Common Units and vested Incentive Units of the Blue Owl Operating Group. Common Units and Incentive Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management. A vested Incentive Unit may convert into a Common Unit upon becoming economically equivalent on a tax basis to a Common Unit.

Non-GAAP Reconciliations

(dollars in thousands)	Quarter Ended 4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	Year Ended 4Q'24	4Q'23
GAAP Net Income Attributable to Class A Shares	**$ 20,743**	**$ 29,805**	**$ 33,945**	**$ 25,091**	**$ 18,058**	**$ 109,584**	**$ 54,343**
Net income attributable to noncontrolling interests	50,312	69,519	104,109	86,922	63,134	310,862	166,433
Income tax expense	3,018	12,796	18,197	14,771	3,114	48,782	25,608
GAAP Income Before Income Taxes	**74,073**	**112,120**	**156,251**	**126,784**	**84,306**	**469,228**	**246,384**
Strategic Revenue-Share Purchase consideration amortization	11,117	11,116	10,660	10,660	10,660	43,553	40,858
DE performance revenues	(409)	—	—	—	(1,839)	(409)	(2,345)
DE performance revenues compensation	143	—	—	—	644	143	821
Equity-based compensation - other	70,261	58,898	40,155	46,150	54,556	215,464	158,573
Equity-based compensation - acquisition related	21,629	2,077	2,163	2,103	21,775	27,972	84,543
Equity-based compensation - Business Combination grants	17,432	16,632	17,649	17,460	17,158	69,173	69,448
Acquisition-related cash earnout amortization	—	—	—	—	6,568	—	25,731
Capital-related compensation	1,532	732	681	913	478	3,858	5,930
Amortization of intangible assets	76,653	68,674	56,734	56,195	56,809	258,256	300,341
Transaction Expenses	11,455	43,186	11,613	8,222	1,491	74,476	13,308
Expense support	1,930	(3,860)	(6,077)	(1,798)	(92)	(9,805)	(6,617)
Net (gains) losses on investments	7,832	(3,748)	(2,624)	(3,173)	(1,788)	(1,713)	(4,203)
Change in TRA liability	(2,190)	(6,849)	2,978	(1,019)	9,843	(7,080)	1,656
Change in warrant liability	20,350	6,300	(3,050)	14,700	10,500	38,300	14,050
Change in earnout liability	17,589	10,056	70	585	1,497	28,300	6,409
Interest and dividend income	(11,417)	(12,213)	(13,787)	(4,755)	(6,095)	(42,172)	(22,176)
Interest expense	32,593	34,102	32,715	22,484	18,488	121,894	75,696
Fee-Related Earnings Before Noncontrolling Interests	**350,573**	**337,223**	**306,131**	**295,511**	**284,959**	**1,289,438**	**1,008,407**
Net income allocated to noncontrolling interests included in Fee-Related Earnings	(10,242)	(10,361)	(9,656)	(5,813)	(5,567)	(36,072)	(10,690)
Fee-Related Earnings	**340,331**	**326,862**	**296,475**	**289,698**	**279,392**	**1,253,366**	**997,717**
DE performance revenues	409	—	—	—	1,839	409	2,345
DE performance revenues compensation	(143)	—	—	—	(644)	(143)	(821)
Interest and dividend income	11,417	12,213	13,787	4,755	6,095	42,172	22,176
Interest expense	(32,593)	(34,102)	(32,715)	(22,484)	(18,488)	(121,894)	(75,696)
Taxes and TRA payments	(4,244)	(3,966)	(4,582)	(31,870)	(5,909)	(44,662)	(17,883)
Distributable Earnings	**$ 315,177**	**$ 301,007**	**$ 272,965**	**$ 240,099**	**$ 262,285**	**$ 1,129,248**	**$ 927,838**

25

26 Non-GAAP Reconciliations (cont’d) Quarter Ended Year Ended (dollars in thousands, except per share data) 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 4Q'24 4Q'23 Weighted-Average Adjusted Shares Class A Shares(1) 590,446,378 563,549,711 518,018,685 476,336,605 458,682,468 537,305,932 452,011,730 Common Units and Vested Incentive Units 914,037,132 913,241,168 923,316,935 960,229,154 961,390,070 927,574,541 964,606,690 Total Weighted-Average Adjusted Shares 1,504,483,510 1,476,790,879 1,441,335,620 1,436,565,759 1,420,072,538 1,464,880,473 1,416,618,420 Earnings per Class A Share - Basic $ 0.03 $ 0.05 $ 0.06 $ 0.05 $ 0.04 $ 0.20 $ 0.12 Earnings per Class A Share - Diluted $ 0.03 $ 0.04 $ 0.06 $ 0.04 $ 0.03 $ 0.20 $ 0.10 Fee-Related Earnings per Adjusted Share $ 0.23 $ 0.22 $ 0.21 $ 0.20 $ 0.20 $ 0.86 $ 0.70 Distributable Earnings per Adjusted Share $ 0.21 $ 0.20 $ 0.19 $ 0.17 $ 0.18 $ 0.77 $ 0.65 GAAP Revenues $ 631,361 $ 600,878 $ 549,848 $ 513,340 $ 494,035 $ 2,295,427 $ 1,731,608 Strategic Revenue-Share Purchase consideration amortization 11,117 11,116 10,660 10,660 10,660 43,553 40,858 DE performance revenues (409) — — — (1,839) (409) (2,345) Reimbursed expenses (46,387) (43,667) (40,502) (37,452) (34,047) (168,008) (109,662) FRE Revenues $ 595,682 $ 568,327 $ 520,006 $ 486,548 $ 468,809 $ 2,170,563 $ 1,660,459 GAAP Compensation and Benefits $ 294,482 $ 271,107 $ 227,103 $ 224,791 $ 250,767 $ 1,017,483 $ 870,642 DE performance revenues compensation (143) — — — (644) (143) (821) Equity-based compensation - other (70,261) (58,898) (40,155) (46,150) (54,556) (215,464) (158,573) Equity-based compensation - acquisition related (21,629) (2,077) (2,163) (2,103) (21,775) (27,972) (84,543) Equity-based compensation - Business Combination grants (17,432) (16,632) (17,649) (17,460) (17,158) (69,173) (69,448) Acquisition-related cash earnout amortization — — — — (6,568) — (25,731) Capital-related compensation (1,532) (732) (681) (913) (478) (3,858) (5,930) Reimbursed expenses (21,392) (20,852) (18,253) (19,499) (17,734) (79,996) (58,324) FRE Compensation and Benefits $ 162,093 $ 171,916 $ 148,202 $ 138,666 $ 131,854 $ 620,877 $ 467,272 GAAP General, Administrative and Other Expenses $ 121,396 $ 121,329 $ 93,458 $ 76,748 $ 69,708 $ 412,931 $ 242,809 Transaction Expenses (11,455) (43,186) (11,613) (8,222) (1,491) (74,476) (13,308) Expense support (1,930) 3,860 6,077 1,798 92 9,805 6,617 Reimbursed expenses (24,995) (22,815) (22,249) (17,953) (16,313) (88,012) (51,338) FRE General, Administrative and Other Expenses $ 83,016 $ 59,188 $ 65,673 $ 52,371 $ 51,996 $ 260,248 $ 184,780 (1)Excludes 10,924,696, 11,700,172, 12,082,140, 12,098,617, 12,095,880, 11,699,282 and 11,222,103 respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

27 Non-GAAP Reconciliations (cont’d) Quarter Ended Year Ended (dollars in thousands, except per share data) 4Q'24 4Q'23 4Q'24 4Q'23 Income Before Income Taxes $ 74,073 $ 84,306 $ 469,228 $ 246,384 GAAP Revenues $ 631,361 $ 494,035 $ 2,295,427 $ 1,731,608 GAAP Margin 12% 17% 20% 14 % Fee-Related Earnings Before Noncontrolling Interests $ 350,573 $ 284,959 $ 1,289,438 $ 1,008,407 FRE Revenues $ 595,682 $ 468,809 $ 2,170,563 $ 1,660,459 FRE Margin 59% 61% 59% 61%

28 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Credit and Real Assets products; and (v) par value of collateral for collateralized loan obligations (“CLOs”) and other securitizations. Atalaya Acquisition Refers to the acquisition of Atalaya Capital Management LP, completed on September 30, 2024. our BDCs Refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended: Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Technology Finance Corp. (“OTF”), Blue Owl Technology Finance Corp. II (“OTF II”), Blue Owl Credit Income Corp. (“OCIC”), Blue Owl Technology Income Corp. (“OTIC”) and, until January 13, 2025, Blue Owl Capital Corporation III (“OBDE”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by the business combination agreement dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021. Credit Refers to our Credit platform that includes our direct lending strategy, which offers private credit solutions to primarily upper-middle-market companies through differentiated access points; alternative credit, which targets credit-oriented investments in markets underserved by traditional lenders or the broader capital markets, with deep expertise investing across specialty finance, private corporate credit and equipment leasing; investment grade credit, which focuses on generating capital-efficient investment income through asset-backed finance, private corporate credit, and structured products; and liquid credit, which focuses on the management of CLOs. Our Credit platform also includes our other adjacent investment strategies (e.g., strategic equity and healthcare opportunities). Fee-Paying AUM or FPAUM Refers to the AUM on which management fees or FRE performance revenues are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV, investment cost, market value or statutory book value. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For CLOs and other securitizations, FPAUM is generally equal to the par value of collateral. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capitals’ other strategies, FPAUM is generally equal to investment cost. For Real Assets, FPAUM is generally equal to a combination of capital commitments and cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Assets products FPAUM is based on NAV, market value or statutory book value. Fitch Refers to Fitch Ratings credit rating agency. GP Strategic Capital Refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi- product private equity and private credit firms through two investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy. Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Strategic Capital, performance metrics are presented on a quarter lag.

29 Defined Terms (cont’d) Gross Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Institutional Fundraise Includes insurance, internal fundraise and GP commitments. IPI Acquisition Refers to the acquisition of IPI Partners,LLC, completed on January 3, 2025. Kuvare Acquisition Refers to the acquisition of Kuvare Insurance Services LP (dba Kuvare Asset Management), completed on July 1, 2024. Moody's Refers to Moody's credit rating agency. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Strategic Capital, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Permanent Capital Refers to AUM in products that have an indefinite term and do not have a requirement to exit investments and return the proceeds to investors after a prescribed period. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Prima Acquisition Refers to the acquisition of Prima Capital Advisors Holdings LLC, completed on June 6, 2024. Real Assets Refers, unless context indicates otherwise, to our Real Assets platform (f/k/a Real Estate) that primarily focuses on acquiring triple net lease real estate occupied by investment grade and creditworthy tenants and real estate debt finance through two investment strategies: net lease and real estate credit. S&P Refers to Standard & Poor's credit rating agency. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021, as may be amended from time to time.